UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2016
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1030 West Georgia Street, Suite 1830
Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On March 11, 2016, Uranium Energy Corp. (the “Company”) issued a news release announcing the closing of its previously announced public offering (the “Offering”) of 12,364,704 units of the Company (each a “Unit”), at a price of $0.85 per Unit, for gross proceeds of $10,510,000. Each Unit is comprised of one share of common stock of the Company and 0.50 of one share purchase warrant (each a “Warrant”), with each whole Warrant being exercisable at a price of $1.20 to purchase one share of common stock of the Company for a three year period from the date of issuance.

In addition, the March 11, 2016 news release reported, in accordance with NYSE MKT requirements, the filing of the Company’s quarterly report on Form 10-Q for the six months ended January 31, 2016 with the U.S. Securities and Exchange Commission.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits

Exhibit	Description

99.1	News Release dated March 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: March 11, 2016	By:	/s/ Amir Adnani
Amir Adnani, President and
Chief Executive Officer